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                                                                    Exhibit 10.9

                          CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made and entered into as of the 23rd day of May, 1997 by and between Roy F. Weston, Inc. ("Weston"), a Pennsylvania corporation having its principal offices at 1 Weston Way, West Chester, Pennsylvania 19380 and William Robertson ("Consultant") whose principal address is 8130 Crestridge Road, Fairfax Station, VA 22039.

WHEREAS, Weston is in the business of providing environmental services to private industry and governmental clients; and

WHEREAS, Consultant is in the business of providing organizational, executive and administrative consulting services, and is, by reason of his knowledge, education and expertise capable of performing the services described herein; and

WHEREAS, Weston's Board of Directors is currently conducting a search to fill a vacancy in the office of President and Chief Executive Officer.

WHEREAS, Weston has determined that Consultant can provide interim executive leadership pending completion of the Board of Director's search for a President and Chief Executive Officer, and Consultant has agreed to serve as Acting President and Chief Executive Officer subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the parties agree as follows:

ARTICLE I.  SCOPE OF CONSULTING SERVICES.
1. THE SERVICES. Subject to the terms and conditions of this Agreement, Consultant shall serve as Acting President and Chief Executive Officer of Weston. Such services are hereinafter referred to as the "Services." Consultant shall perform the Services at Weston's West Chester, Pennsylvania corporate campus and such other locations as may be appropriate. Weston shall provide Consultant with an appropriate office at such


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corporate campus and with such secretarial and other assistance at such campus as may be required for Consultant to furnish the Services. The Services shall include the usual and customary duties of Weston's President and Chief Executive Officer, including but not limited to those duties and responsibilities set forth in Weston's By-Laws and required by applicable law. Consultant shall have the full authority vested in Weston's President and Chief Executive Officer under those By-Laws and applicable law.

2. TIME COMMITMENT. Consultant shall commit such time and resources as shall be necessary to perform the Services as described herein, but in no event less than four (4) days per week.

3. AUTHORIZED WESTON REPRESENTATIVE. Consultant shall report to, and abide by the directions of, the Weston Board of Directors. William Mecaughey shall be the "Weston Representative" under this Agreement.

4. RESTRICTION ON DELEGATION. All work hereunder shall be performed exclusively by the Consultant. Nothing herein, however, shall restrict Consultant from delegating such tasks and responsibilities as are usually, customarily and/or necessarily delegated in carrying out the responsibilities of President and Chief Executive Officer, provided such delegation is in accordance with the policies and practices of Weston.

ARTICLE II. TERM; TERMINATION.
The initial term ("Initial Term") of this Agreement shall be for the three (3) month period commencing May 23, 1997 and ending August 22, 1997. Thereafter the term may be extended for successive month-to-month periods, beginning of the 23rd day of a month and ending on the 22nd day of the following month, upon the mutual agreement of the parties. Each monthly extension of the term shall be evidenced by a writing executed by the parties. After the Initial Term, this Agreement may be terminated by either party upon giving fifteen (15) days' written notice to the other. Weston may terminate this Agreement at any time if Consultant breaches this Agreement or is unable to perform hereunder. Upon termination of this Agreement, Consultant's fee shall be pro-rated, based on the number of days Consultant has performed in relation to the total number of days in the Initial Term or renewal period, as the case may be. The provisions of Articles V., VI., VIII. and XIII shall survive the expiration or any termination of this Agreement.


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ARTICLE III. CONSULTING FEE.
1. CONSULTING FEE. Weston shall pay Consultant a consulting fee of $30,000 per month. Weston shall not provide Consultant with, and Consultant shall not be entitled to receive from Weston, any employee benefits, including but not limited to health insurance, life insurance, retirement benefits and the like, customarily provided to employees of Weston under the terms of Weston's various employee benefit programs.

2. EXPENSES. In the event Consultant is required to travel in connection with the performance of his services hereunder, Weston shall reimburse Consultant for such expenses incurred for travel and related food and lodging in accordance with applicable Weston policies, and on the same basis as though Consultant were an employee of Weston. All other expenses incurred by Consultant in the performance of his duties under this Agreement shall be borne by Consultant.

ARTICLE IV.  INVOICING AND PAYMENT.
1. INVOICES. Consultant shall submit invoices for completed services in a form acceptable to Weston within ten (10) days following the end of each monthly period in which he provides the Services. Invoices shall include the following detail:

            a. This Agreement number, Consultant's name, dates of service, and number of hours worked each day.

            b. A detailed list of expenses in a format reasonably acceptable to Weston, together with copies of original documentation of such expenses.

Original invoices shall be submitted together with one copy to the Weston Representative who shall approve such invoice upon reasonable satisfaction that the Services have been satisfactorily performed.

2. PAYMENT. Payment shall be issued to Consultant within ten (10) days after receipt and approval of each invoice. Weston shall have no obligation to reimburse Consultant for any expenses incurred, or any services performed, in violation of any law, Weston Business Ethics Policy or in contravention of this Agreement.


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ARTICLE V.  WORK PRODUCT.
1. OWNERSHIP OF WORK PRODUCT. All information, including, but not limited to, all designs, processes, manuals, reports, computer data and related information, first produced by Consultant for Weston in performing the Services shall be the sole property of Weston. All such information shall be considered proprietary information and shall be retained and used solely in accordance with the provisions of this Agreement. To the extent any such information comprises work susceptible to protection under applicable copyright laws, Consultant agrees that such work shall be deemed "work made for hire" hereunder. In the event that such work is determined not to be "work made for hire," this Agreement shall operate as an irrevocable assignment by Consultant to Weston of the copyright in the work, including all right, title and interest therein, in perpetuity.

2. INVENTIONS AND PATENTS. All inventions, improvements and discoveries, whether patentable or not, first conceived, developed or reduced to practice by Consultant, either alone or with others, in the course of the performance of the Services, or as a consequence of Consultant's receipt of information hereunder, shall be the sole property of Weston. All such inventions, improvements and discoveries shall be promptly disclosed to Weston in writing. At Weston's request and expense, Consultant agrees to (i) assist Weston in making application for patents on such inventions, improvement and discoveries in the United States and any foreign countries (ii) assign all such applications to Weston or its designee without further charges, (iii) assist Weston in the prosecution of any patent applications and the enforcement of any resulting patents and (iv) execute any and all documents necessary for the accomplishment of the foregoing.


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ARTICLE VI. CONFIDENTIALITY AND NON-SOLICITATION.
1. PROPRIETARY INFORMATION. All information received by Consultant in the course of performing the Services, other than information publicly available or publicly disclosed shall be deemed "Proprietary Information." Consultant shall receive and retain all Proprietary Information in confidence and shall not disclose such information to any person, except in the regular course of performing the Services, without the express written authorization of Weston. Consultant shall use Proprietary Information solely for the purpose of performing his obligations hereunder and for no other purpose. Upon termination of this Agreement, Consultant shall promptly return all Proprietary Information to Weston, and will, if requested by Weston, execute a certificate warranting that all Proprietary Information has been returned to Weston in accordance with this Agreement.

2. RELATIONSHIP WITH WESTON. Consultant shall represent that he is associated with Weston solely as "Acting President and Chief Executive Officer" or "President and Chief Executive Officer" and in no other way.

3. NON-SOLICITATION OF EMPLOYEES. Consultant shall not, directly or indirectly, from the date of this Agreement until two (2) years after termination of this Agreement, solicit, hire or otherwise induce any Weston employee to leave the employment of Weston; nor shall Consultant induce any Weston employee to become an employee of, or otherwise become associated with, any company or business other than Weston. This paragraph shall apply to inducement, hiring or solicitation of any Weston employee regardless of position.

4. NON-SOLICITATION OF CLIENTS. Consultant will not, directly or indirectly, from the date of this Agreement until two (2) years after termination of this Agreement, solicit the trade or patronage, in competition with Weston, of any Weston clients or of any prospective clients with whom Weston has pending proposals. This restriction shall only apply to clients or prospective clients with whom Consultant had direct or indirect contact during the pendency of this Agreement.

5. RIGHT TO USE LIKENESS. Consultant hereby grants to Weston the absolute right and permission to copyright and use, re-use and/or publish for lawful business purposes, any


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photographic portraits or pictures of Consultant (and printed matter in conjunction therewith) in which Consultant may be included in whole or in part, or composite, for art, advertising or trade purposes.

ARTICLE VII.  CONFLICTS OF INTEREST
1. REPRESENTATION CONCERNING CONFLICTS. Consultant hereby warrants and represents that to the best of his knowledge and belief, and except as previously disclosed to Weston's Board of Directors, there are no relevant facts or circumstances which could give rise to an actual or potential conflict of interest under this Agreement, and that Consultant has disclosed to the Weston Board of Directors all information having any relevance to an actual or potential conflict of interest.

2. DISCLOSURE. Consultant agrees that if an actual or potential conflict of interest is discovered after execution of this Agreement, Consultant will make full disclosure to Weston in writing. This disclosure shall include a description of actions which Consultant has taken or proposes to take to avoid, mitigate or neutralize the actual or potential conflict, and all actions taken for such purposes shall be in consultation with Weston.

3. GOVERNMENT EMPLOYMENT. If Consultant was a former United States government employee within five (5) years before the date of this Agreement, Consultant agrees to furnish Weston all relevant information regarding any potential conflict of interest.

ARTICLE VIII. RECORDS RETENTION.
Consultant shall retain all records documenting amounts invoiced to Weston under this Agreement in legible form for a period of five (5) years from date of final payment hereunder. Consultant authorizes Weston to inspect and audit these records during business hours upon prior notice to Consultant. Except for documentation of amounts invoiced to Weston described above, upon the termination or expiration of this Agreement, Consultant shall immediately deliver to Weston all documents relating in any way to the performance of the Services.

ARTICLE IX. TAXES.
Consultant shall have sole responsibility for payment of all Federal, state (unless it provides Weston with a Non-taxable Transaction Certificate), local and other sales, use,


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income and all employment and other taxes applicable to the fees paid to
Consultant hereunder. Consultant agrees to indemnify and hold Weston harmless from and against any and all claims and liability relating to such taxes.

ARTICLE X.  INDEPENDENT CONTRACTOR.
For all purposes in performing its services, Consultant shall be deemed to be an independent contractor and as such, shall not be entitled to any employee benefits applicable to the employees of Weston. Consultant declares that he is engaged in an independent business, that similar services are provided for other clients from time to time, and Weston is not Consultant's sole and only client. Consultant's authority to bind or speak for Weston shall be limited by Weston's By-Laws and applicable law, and further limited and defined by the authority granted by Weston's Board of Directors from time to time.

ARTICLE XI.  INSURANCE.
Consultant shall maintain insurance at its own expense for services performed hereunder. Such insurance shall include, but not be limited to, Comprehensive General Liability ($300,000 Minimum), Professional Liability -- Errors and Omissions ($300,000) and Automobile Liability (Bodily Injury and Property Damage/$300,000 Minimum each). Certificates of insurance shall be provided to Weston immediately upon request.

Consultant shall be covered, in his role as an officer of Weston, by Weston's Directors and Officers Liability Insurance Policy.

ARTICLE XII.  WARRANTY.
Consultant warrants and represents that: (a) he possesses the expertise, capability, equipment and personnel to properly and professionally perform the services; (b) to the extent he is required to do so, he is properly and legally licensed to perform the services; (c) he shall at all times in the performance of such services comply with all applicable laws, ordinances and regulations;
(d) he shall perform all services in a good, workmanlike, professional, efficient and non-negligent manner; and (e) he does not, as of the date of this Agreement, and during the period of performance under this Agreement, shall not represent any competitor of Weston without first fully disclosing to Weston in writing the scope of work and the name of such competitor and obtaining Weston's written consent in


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advance of such representation. Consultant further warrants that he shall at all times, while performing Services under this Agreement, comply with all of Weston's Policies and Operating Practices.

Weston warrants that this Agreement has been duly approved by its Board of Directors.

ARTICLE XIII. INDEMNIFICATION.
The standard of care required of Consultant in performing the Services shall be as set forth in Weston's By-Laws and in applicable law. Consultant shall be indemnified, in his capacity as an officer of Weston, in accordance with Weston's By-Laws and applicable law.

ARTICLE XIV.  ASSIGNMENT.
This Agreement may not be assigned by Consultant, either in whole or in part, without the prior written consent of Weston. Any attempted or purported assignment shall be null and void and without force and effect.

ARTICLE XV.  DISPUTES.
Any dispute arising under this Agreement not settled by agreement of the parties, including disputes arising as a result of termination, shall be decided by litigation in a court of competent jurisdiction. Pending any decision, appeal, suit, or claim pursuant to this Article, Consultant shall proceed diligently with the performance of the work authorized under this Agreement.

ARTICLE XVI.  SEVERABILITY.
Any provision or part of this Agreement held to be void or unenforceable under any law or by any court shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the parties. The parties may reform or replace such stricken provision or part thereof with a valid and enforceable provision which expresses the intent of the stricken provision.


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ARTICLE XVII.  GOVERNING LAW.
This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of the choice of law rules thereof, as if wholly to be performed therein.

ARTICLE XVIII. ENTIRE AGREEMENT. This Agreement constitutes the sole and exclusive agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties. This Agreement may be amended only by a writing signed by an authorized representative of each party.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Agreement to be executed by their duly authorized representatives.

WILLIAM ROBERTSON                   ROY F. WESTON, INC.
(CONSULTANT):                       (WESTON)

/s/ WILLIAM L. ROBERTSON            BY: /s/
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                                    NAME:  THOMAS N. HARVEY
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                                    TITLE:  CHAIRMAN OF THE BOARD
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